Exhibit 10.6

FOURTH AMENDMENT TO OFFICE BUILDING LEASE

THIS FOURTH AMENDMENT TO OFFICE BUILDING LEASE (this "Amendment" or "Fourth Amendment") is made as of April 22, 2013 (the "Effective Date"), by and between HACIENDA PORTFOLIO VENTURE LLC, a Delaware limited liability company ("Landlord"), and ZELTIQ AESTHETICS, INC., formally known as Juniper Medical Inc., a Delaware corporation ("Tenant").

RECITALS

A. Crosstown Ventures II, LLC, predecessor-in-interest to Landlord, and Tenant, entered into that certain Office Building Lease dated as of December 22, 2006 ("Initial Lease"), as amended by that certain First Amendment to Office Building Lease (the "First Amendment"), by and between Landlord and Tenant, dated as of July 11, 2007, as further amended by that certain Second Amendment to Office Building Lease (the "Second Amendment"), by and between Landlord and Tenant, dated as of September 24, 2010, and as further amended by that certain Third Amendment to Office Building Lease (the "Third Amendment"), by and between Landlord and Tenant, dated as of August 7, 2012 (the Initial Lease as amended by the First Amendment, the Second Amendment, and the Third Amendment is collectively referred to herein as the "Lease") for approximately 42,620 rentable square feet (the "Existing Space") consisting of the entire building located at 4696-4698 Willow Road, Pleasanton, California (Building One).
B. The scheduled term expiration date for the Existing Space is December 31, 2014.
C. Tenant desires to lease from Landlord approximately 3,228 rentable square feet, Suite 205, located on the 2nd floor of the building located at 5934 Gibraltar Drive, Pleasanton, California (Building Two) (the "Additional Space"). On the Additional Space Term Commencement Date (as defined in Paragraph 5 below), the Existing Space and the Additional Space shall be collectively referred to as the "Leased Premises."

D. Landlord and Tenant desire to amend the Lease as set forth in this Amendment. Any capitalized term used but not defined herein shall have the meaning given to it in the Lease.

NOW, THEREFORE, in consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

AGREEMENT

1. Recitals. The parties hereby confirm the accuracy of the foregoing Recitals which are incorporated herein by this reference.

2. Leased Premises. Effective as of the Additional Space Term Commencement Date, the definition of Leased Premises defined in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

"Leased Premises: Approximately 45,848 rentable square feet consisting of (i) approximately 42,620 rentable square feet consisting of the entire building located at 4696-4698 Willow Road, Pleasanton, California (Building One), and (ii) approximately 3,228 rentable square feet, Suite 205, located on the 2nd floor of the building located at 5934 Gibraltar Drive, Pleasanton, California (Building Two), as outlined on Exhibit A"

Effective as of the Additional Space Term Commencement Date, Exhibit A of the Lease (Floor Plan of the Leased Premises) shall be deleted in its entirety and the floor plan for the Leased Premises shall be as shown on the replacement Exhibit A attached hereto and made a part hereof.

3. Base Year- Additional Space. The Base Year for the Additional Space shall be the calendar year 2013.

4. Rentable Area. Effective as of the Additional Space Term Commencement Date, the definition of Rentable Area defined in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

"Rentable Area:

Leased Premises: Approximately 45,848 rentable square feet
Building One: Approximately 42,620 rentable square feet
Building Two: Approximately 41,700 rentable square feet
Project: Approximately 84,320 rentable square feet

5. Additional Space Term Commencement Date. The term commencement date for the Additional Space shall be the date that Landlord delivers the Additional Space to Tenant, estimated to occur on or about June 15, 2013.

6. Term Expiration Date. The term expiration date for the Additional Space shall be June 30, 2014, subject to the option to extend set forth in Paragraph 7 below. The term expiration date for the Existing Space shall remain December 31, 2014.

7. Option to Extend - Additional Space. Tenant has the option (the "Additional Space Option") to extend the term for the Additional Space from July 1, 2014 through and including December 31, 2014 (the "Additional Space Option Term"), all on the following terms and conditions: (i) the Additional Space Option must be exercised, if at all, by written notice irrevocably exercising the Additional Space Option ("Additional Space Option Notice") delivered by Tenant to Landlord not later than April 15, 2014, (ii) the Additional Space Option shall not be deemed to be properly exercised if, as of the date of the Additional Space Option Notice, Tenant is in default under the Lease or Tenant is in possession of less than all of the square footage of the Leased Premises. Provided Tenant has properly and timely exercised the Additional Space Option, the term for the Additional Space shall be extended for the period of the Additional Space Option Term, and all terms, covenants and conditions of the Lease with respect to the Additional Space shall remain unmodified and in full force and effect, except that the Base Rent payable for the Additional Space during the Additional Space Option Term shall be the greater of (i) $1.85 per rentable square foot of the Additional Space per month, or (ii) the FMRR (as defined in Section 8.1 of the Initial Lease) for the Additional Space.

8.     Base Rent.     The Base Rent from the Additional Space Term Commencement
Date through the Term Expiration Date for the Additional Space shall be as follows:

Additional Space Term
Commencement Date
through June 30, 2014:     $5,971.80 per month ($1.85 per rentable square foot of the Additional Space per month).

Notwithstanding the foregoing, no Base Rent shall be payable for the Additional
Space for the first three (3) weeks after the Additional Space Term Commencement Date.

The Base Rent for the Existing Space shall remain unchanged and is as set forth in the Third Amendment.

9. Tenant's Proportionate Share. Effective as of the Additional Space Term Commencement Date, the definition of Tenant's Proportionate Share defined in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

"Tenant's Proportionate Share
(Building One):     100.00%

Tenant's Proportionate Share
(Building Two):     7.74%

Tenant's Proportionate Share
(Project):     54.37%"

10. Parking. Effective on the Additional Space Term Commencement Date, the definition of Parking set forth in the Basic Lease Information sheet of the Lease shall be deleted in its entirety and replaced with the following:

"Parking:	One hundred eighty-three (183) unreserved, surface parking spaces (based on four (4) parking spaces per one thousand (1,000) rentable square feet)."

11. Acceptance of the Additional Space. Landlord shall deliver the Additional Space to Tenant in a clean and broom-swept condition. Except as set forth above, Tenant accepts the Additional Space in its existing "AS IS" condition.

12.     Security Deposit- Additional Space. Concurrently with the execution of this
Amendment, Tenant shall pay to Landlord a security deposit for the Additional Space of

$5,971.80 as additional security for the full and faithful performance of Tenant's obligations under the Lease.

13. Brokers. Except for CBRE, Inc. (Landlord's and Tenant's broker), the parties represent and warrant to each other that it has not had any dealings with any brokers, agents, finders or other similar parties in connection with the negotiation of this Amendment and the consummation of the transaction contemplated hereby. The parties hereby agree to indemnify, defend and hold each other free and harmless from and against liability for compensation or charges which may be claimed by any agent, broker, finder or other similar party (other than CBRE, Inc.) by reason of any dealings with or actions of such party in connection with the negotiation of this Amendment and the consummation of this transaction, including any costs, expenses and attorney's fees incurred with respect thereto.

14. Effect of Amendment; Ratification. Except to the extent the Lease is expressly modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail. There are no covenants, promises, agreements, conditions or understandings, either oral or written, between Landlord and Tenant except as are set forth in the Lease and in this Amendment. All negotiations and oral agreements acceptable to both parties have been merged into and are included in the Lease and in this Amendment. It is understood that the Lease and this Amendment supersedes and cancels any and all previous negotiations, arrangements, agreements, understandings, and representations.

15. Confidentiality Provision. Tenant and its employees and agents agree to keep the terms of this Amendment and all documentary or verbal information concerning the circumstances leading to or surrounding this Amendment absolutely confidential and will not publicize or disclose such confidential information to anyone, except his or her own attorneys, accountants or tax preparers, pursuant to court order, or if advised by legal counsel that such disclosure is legally required.

16. Representations and Warranties. Tenant hereby represents, warrants and agrees that as of the date hereof: (i) to Tenant's knowledge, there exists no default under the Lease, as amended by this Amendment; (ii) the Lease, as amended by this Amendment, continues to be a legal, valid and binding agreement and obligation of Tenant; (iii) Landlord is not in default under the Lease, as amended by this Amendment; and (iv) Tenant has no offset or defense to its performance or obligations under the Lease, as amended by this Amendment.

17. Counterparts; Signatures. This Amendment may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that facsimile signatures or signatures transmitted by electronic mail in so-called "pdf' format shall be legal and binding and shall have the same full force and effect as if an original of this Amendment had been delivered.

[SIGNATURE PAGE FOLLOWS]

18. Governing Law. This Amendment and any enforcement of the agreements set forth above shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, this Amendment is being executed by the parties on the date set forth above.

"LANDLORD":
By:    EPI HACIENDA LLC,
a California limited liability company,
its Managing Member
By:    ELLIS PARTNERS LLC,
a California limited liability company,
its Manager
By: /s/ James F. Ellis
Name: James F. Ellis
Title: Managing Member
"TENANT":
ZELTIQ AESTHETICS, INC.,
a Delaware corporation
By: /s/ Matthew W. Rosinack
Name: Matthew W. Rosinack
Title: Corporate Controller

EXHIBIT A

FLOOR PLAN OF THE LEASED PREMISES
(Existing Space and Additional Space)

[Floor Plan of Premises]